UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 15, 2010

Date of Report (Date of earliest event reported)

Wentworth Energy, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma

(State or other jurisdiction)

0-32593

(Commission File Number)

73-1599600

(IRS Employer Identification No.)

800 N. Church Street, Suite C, Palestine, Texas, 75801

(Address of principal executive offices)

(903) 723-0395

Registrant’s telephone number, including area code

__________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

.	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

.	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

.	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

.	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Appointment of Certain Officers

On January 15, 2010, Wentworth Energy, Inc. (the “Company”) appointed Allen McGee as the Company’s Chief Financial Officer and Felicia Williamson as the Company’s Secretary and Treasurer.  Mr. McGee was also elected to serve as a member of the Company’s board of directors.  As of the date of this filing, Mr. McGee has not been appointed to serve on any committee of the board of directors.

Allen McGee, 60, has served as president of Allen Roberts McGee, P.C., an accounting firm, since January 1989.  Mr. McGee also served as chief financial officer for Petro Resources Corporation (now Magnum Hunter Resources Corp.) from April 2005 to May 2007, and as its chief accounting officer from June 2007 to June 2009.

Felicia Williamson, 48, has been an employee of the company since December 2006.  From 1999 to November 2006, Ms. Williamson was employed as a probation officer in Dallas County, Texas.

As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which Mr. McGee or Ms. Williamson is a party in connection with their respective appointments as officers of the Company or Mr. McGee’s election as a director of the Company.  There have been no transactions since the beginning of the Company’s last fiscal year, nor are any currently proposed, regarding Mr. McGee or Ms. Williamson that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(d) Election of Directors

The information set forth in 5.02(c) is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 20, 2010

WENTWORTH ENERGY, INC.

/s/ DAVID STEWARD

David Steward, Chief Executive Officer